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                                                                  Exhibit 10.4.1

OWNERSHIP, ENCUMBRANCE, PLEDGE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE, AND ANY SHARES ISSUED UPON THE EXERCISE HEREOF, ARE SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AND EFFECTIVE AS OF MARCH 31, 1998, BY AND AMONG THE CORPORATION AND ITS STOCKHOLDERS (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

NEITHER THE WARRANTS EVIDENCED BY THIS CERTIFICATE NOR ANY SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS ("STATE LAWS") AND HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE WARRANTS AND/OR SHARES UNDER THE ACT AND STATE LAWS OR (ii) A TRANSACTION PERMITTED BY RULE 144 OR RULE 145 UNDER THE ACT OR EQUIVALENT STATE LAWS FOR WHICH THE ISSUER HAS RECEIVED REASONABLY SATISFACTORY EVIDENCE OF COMPLIANCE WITH THE PROVISIONS OF SUCH APPLICABLE RULE OR (iii) AN OPINION OF COUNSEL SATISFACTORY TO ISSUER THAT SUCH WARRANTS AND/OR SHARES ARE EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND STATE LAWS OR (iv) A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE DIVISIONS OF SECURITIES THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR STATE LAWS.

Warrant Certificate No. __      Warrants to Purchase_____ Shares of Common Stock

                      AIRONET WIRELESS COMMUNICATIONS, INC.
                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

         This certifies that for value received, __________________, or any permitted transferee ("Holder"), is entitled to purchase from Aironet Wireless Communications, Inc. ("Aironet") _______ shares (adjusted as provided in Exhibit A, the "Warrant Shares") of Aironet's Common Stock, $.01 par value ("Common"), at Three and 50/100 Dollars ($3.50) per share (adjusted as provided in Exhibit A, the "Warrant Price"), which equals an aggregate purchase price of ___________________________ Dollars ($_________), at or after, and not before, the consummation of the earlier of either (i) the first firm commitment underwritten public offering of the Common (or units which include the Common as an element) at a public offering price of not less than Eight Dollars ($8.00) per share, pursuant to a Registration Statement, on Form S-1 or other appropriate form, filed by Aironet under the Act, pursuant to which Aironet receives proceeds, net of underwriting discounts, commissions and other expenses of the offering, of not less than Eight Million Dollars ($8,000,000) ("IPO");
(ii) the sale of Aironet as an entirety, whether by merger, consolidation, stock sale, asset sale, or otherwise, for the higher of a gross sale price of Seventy Five Million Dollars ($75,000,000) or Eight Dollars ($8.00) per share ("Private Sale"); (iii) a Change in Control (defined in Exhibit A); or (iv) a Spin-Off (defined in Exhibit A) (the occurrence of an IPO, Private Sale, Change in Control and/or Spin-Off is referred to herein as the "Exercise Event"). To the extent remaining un-exercised, these Warrants shall terminate on March 31, 2001, 5:00 P.M., E.T., and thereafter shall entitle Holder to no rights. These Warrants are subject to the terms and conditions set forth on the face of this certificate and in Exhibit A attached hereto, which by this reference are incorporated herein in their entirety.
                                           Aironet Wireless Communications, Inc.
Date:_________________
                                           ------------------------------------
                                           Roger J. Murphy, President

                                           ------------------------------------
                                           Jay R. Faeges, Assistant Secretary



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                                    EXHIBIT A
                          WARRANT TERMS AND CONDITIONS
                      AIRONET WIRELESS COMMUNICATIONS, INC.


         1. TRANSFER. Transfer of the Warrants is restricted as set forth in the restrictive legends set forth in the Warrant certificate to which this Exhibit A is attached.

         2. EXCHANGE OF WARRANT CERTIFICATE. Upon Holder's written request, Aironet shall exchange the Warrant certificate for one or more certificates entitling Holder to purchase a like aggregate number of Warrant Shares. At Holder's request and upon delivery to Aironet of a Lost Warrant Affidavit and surety bond reasonably acceptable to Aironet, Aironet will deliver to Holder replacement Warrant certificates for mutilated, lost, stolen or destroyed Warrant certificates.

         3.     EXERCISE OF AND PAYMENT FOR WARRANTS.

                           a. Exercise. The Warrants shall be deemed to have been exercised automatically upon the consummation of a Private Sale for which Aironet has provided the Holder at least fifteen (15) days prior written notice, and upon Aironet's receipt of a Holder's written notice of exercise provided to Aironet in the event of an IPO, Change in Control or Spin-Off at any time prior to their termination as provided on the face of the Warrant certificate to which this Exhibit A is attached.

                           b. Payment of Warrant Price.

                           i. If the applicable Exercise Event is an IPO,
                  Change in Control or Spin-Off, then within ten (10) days of Holder's receipt of written notice from Aironet of the event, Holder shall pay the aggregate Warrant Price to Aironet by wire transfer of immediately available funds, pursuant to wire instructions provided to Holder by Aironet. Immediately upon Holder's surrender of the Warrant certificate evidencing the exercised Warrants and payment of the Warrant Price, Aironet shall issue and deliver to Holder certificates for the Warrant Shares then purchased. The Warrant Shares when paid for and issued shall be fully paid and non-assessable, and shall be deemed issued as of the date of surrender of the Warrant certificate and payment of the aggregate Warrant Price.

                           ii. If the applicable Exercise Event is a Private
                  Sale, then Aironet shall provide Holder with at least fifteen
                  (15) days written notice prior to consummating such transaction, and Holder shall receive, on a cashless exercise basis, the kind and amount of consideration it would be entitled to receive as if the Warrants had been duly exercised in full prior to such event and as if Holder owned the number of Warrant Shares that could be purchased with such consideration, less the aggregate Warrant Price.

                           c. Payment of Taxes. Aironet will pay all documentary stamp taxes, if any, attributable to the initial issuance and delivery of the Warrant Shares, and Holder will pay all other taxes, if any.

                  d. Change in Control. A "Change in Control" is deemed to have occurred upon (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act")), directly or indirectly, of fifteen percent (15%) or more of the combined voting power of Telxon's Voting Securities, or (ii) the holders of Telxon's securities entitled to vote thereon approve, or there otherwise occurs or is commenced, a sale, lease, exchange or other disposition of all or substantially all the assets, or the dissolution or liquidation, of Telxon, or any merger, consolidation or reorganization to which Telxon is a party and as the result of which Telxon's stockholders prior to the transaction do not own at least fifty percent (50%) of the voting power of the surviving entity in the election of directors, or (iii) the Continuing Directors cease for any reason to constitute at least a majority of the Telxon Board of Directors, or (iv) any other event occurs which is of such a nature that would be required to be reported as a change in control in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof pursuant


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         to Section 13 or 15(d) of the Exchange Act, or similar successor public filing. "Continuing Directors" means and includes the persons constituting Telxon's Board of Directors as of the date of this Agreement as well as each person who becomes a director of Telxon subsequent to the date of this Agreement whose election, or nomination for election by Telxon's stockholders, was approved by an affirmative vote of at least a majority of the then Continuing Directors (either by a specific vote or by approval of the proxy statement of Telxon in which such person is named as a nominee for director or of the inclusion of such person in such proxy statement as such a nominee, in any such case without objection by any member of such approving majority of the then Continuing Directors to the nomination of such person or the naming of such person as a director nominee), for so long as each such director shall remain in office. "Person" means and includes any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, but excluding Telxon or any employee benefit plan sponsored by Telxon. "Voting Securities" means the Telxon Common Stock, par value $0.01 per share, and any and all other then outstanding
         Telxon securities ordinarily having the right to vote generally in the election of the Telxon directors.

                  e. Spin-Off. "Spin-Off" shall mean any spin-off, dividend or other distribution of Aironet Common by Telxon to its stockholders.

         4. RESERVATION OF SHARES. Aironet represents and warrants that it has reserved, and so long as the Warrants remain outstanding it will keep reserved, the number of shares of Common which are subject to purchase under the Warrants from time to time. Prior to its exercise or termination, Aironet will keep a copy of this Warrant certificate on file with its transfer agent.

         5. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC.At the date of this Warrant certificate, each Warrant entitles the Holder to purchase one (1) Warrant Share for the Warrant Price. Hereafter, until their exercise or termination, the number of Warrant Shares that may be purchased and the Warrant Price per Warrant Share may be adjusted upward or downward as provided in this Section 5.

                           a. Adjustment in the Number of Warrant Shares. The number of Warrant Shares that each Warrant entitles the Holder to purchase shall be proportionately adjusted upward for any increase, or downward for any decrease, in the number of issued and outstanding shares of Common resulting from a stock split, reverse stock split, stock dividend, combination or reclassification effected without receipt of consideration by Aironet, and in no other circumstance.

                           b. Adjustment in the Warrant Price. The Warrant Price per Warrant Share shall be proportionately adjusted downward for any increase, or upward for any decrease, in the number of issued and outstanding shares of Common resulting from a stock split, reverse stock split, stock dividend, combination or reclassification effected without receipt of consideration by Aironet, and in no other circumstance.

                           c. Warrant Certificates. Upon any adjustments in the number of Warrant Shares and Warrant Price, Aironet shall record such adjustments on its stock transfer records, and the Holder may, but need not, surrender this certificate to Aironet for replacement with Warrant certificates that evidence the revised number of Warrant Shares and Warrant Price.

                  6. FRACTIONAL INTERESTS. Aironet shall not be required to issue fractional Warrant Shares on the exercise of the Warrants or upon any adjustment pursuant to Section 5 in the number of Warrant Shares that each Warrant entitles a Holder to purchase. Any fractional Warrant Shares that would otherwise result from any such adjustments or exercise shall be eliminated either by rounding up to the next higher whole number of Warrant Shares for fractions of one-half (1/2) or more, or by rounding down to the next lower whole number of Warrant Shares for fractions of less than one-half (1/2).

         7. NO RIGHTS AS STOCKHOLDER. The Warrants do not confer upon Holder any rights as a stockholder of Aironet prior to Holder's exercise of the Warrants. Without limiting the generality of the foregoing, the Warrants do not entitle Holder to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting for the election of directors or any other matter; provided, however, that transferability of the Warrants is restricted pursuant



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to the terms and conditions in the Stockholders Agreement among Aironet and its
Stockholders on the same basis as the Common and any other security which is governed thereby.


         8. MISCELLANEOUS.

                  a. These Warrants are issued in accordance with the laws governing corporations organized under the laws of the State of Delaware and securities issued in the State of Ohio, and shall be construed under and governed by such laws without regards to conflict or choice of laws, statutes, regulations, rules or principles. Any action relating to theses Warrants or their issuance shall be brought in the courts, state or federal, sitting in Summit County, Ohio, and the Holder by taking delivery of this certificate consents to the jurisdiction and venue of such courts, and agrees not to contest venue on the grounds of forum non conveniens or otherwise.

                  b. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt, or if delivered or sent by facsimile transmission, upon confirmation of transmission, or if sent by overnight courier for next day delivery, the next business day after deposit, to the Holder at its address as set forth in the stock records of Aironet, and to Aironet at its principal place of business.

                  c. Subject to provisions herein regarding restrictions on transferability, these Warrants shall inure to the benefit of Holder, and its permitted successors and assigns.

                  d. The captions in this certificate are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this certificate of the masculine, feminine or neuter pronoun, shall include the others as the context may require.

                  e. Any waiver or amendment of any provision, covenant or condition of these Warrants must be in writing and executed by Aironet and Holder. No delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                               (End of Exhibit A)









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